EXHIBIT 10.1

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of this 8th day of March, 2005, by and among Blue Marble Investments Ltd., ("Consultant") located at P.O. Box 267, Leeward Highways, Providences, Turks and Caicos Islands and AB Watley Group Inc. ("Watley"), a corporation organized and existing under the laws of Delaware with corporate offices at 90 Park Ave, New York, New York 10016.

                               W I T N E S S E T H

WHEREAS, Watley desires to engage Consultant to perform certain services including public relations services on its behalf and to advise Watley on certain business opportunities; and

Whereas, Consultant has represented that it has the experience and expertise to perform those certain services which will help Watley in its endeavors to become better known in the business and financial community and seek further business opportunities;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows;

1. Services to be Preformed. Consultant agrees to provide the following services on behalf of Watley.

      (a) Consultant shall provide input on Watley's marketing and sales plans and materials;

      (b) Consultant shall provide advice and assistance to Watley with regard to public relations, mergers, acquisitions, obtaining corporate financing and other business opportunities;

      (c) Consultant shall provide public relations services to Watley and shall advise Watley regarding press releases and communications with the investment community, including mutual funds, money managers, investors and brokerage firms;

2.    Representations of Watley. Watley represents and warrants that:

      (a) Watley has the full power and authority to execute and deliver this Agreement, and to perform all of its obligations herein, and this Agreement has been duly authorized and approved by Watley and is binding upon it in accordance with its terms.

      (b) The warrants and underlying common stock of Watley to be issued to Consultant as compensation have been dully issued and, in the case of the common stock, reserved for issuance upon exercise of the stock options.

3.    Representation of Consultant. Consultant represents and warrants that:

      (a) Consultant has full power and authority to execute and deliver this Agreement, and to perform all of its obligations herein and this Agreement has been duly authorized and approved by Watley and is binding upon it in accordance with its terms.


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      (b)   Consultant shall limit its representation about Watley to facts disclosed by Watley to Consultant, which are not required to be kept confidential.

4. Terms of this Agreement. This agreement shall be binding and in effect from the date this Agreement is signed through March 7, 2007.

5.    Compensation.

      As total compensation for Consultant's services:

      (a) Watley shall issue to Consultant warrants for an aggregate of 3,000,000 shares of Watley common stock at a price of $.01 per share with a cash-less exercise clause. The warrants shall vest on March 8, 2006 and be exercisable through March 7, 2016.

6. Notice. All notices, requests, demands and other communications hereunder shall be in writing and personally delivered, or sent by registered or certified mail or reciepted overnight courier service (such as Federal Express) to the following addressees:

      If to Watley:           A.B. Watley Group, Inc.
                              90 Park Ave
                              New York, New York 10016
                              Attn: Robert Malin, President

      If to Consultant:       Blue Marble Investment Ltd.
                              P.O. Box 267
                              Leeward Highway, Providenciales
                              Turks and Caicos Islands

      Provided, however, that either party hereto may, from time to time give to the other party written notice, in the manner provided for herein, of some other address to which communications to such party shall be sent, in which event notice to such party shall be sent. Notice shall be deemed effectively given hereunder when personally delivered or deposited in the United States mail, postage prepaid, registered or certified, return receipt requested, or transmitted by overnight receipted courier service as the case may be.

7. Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, spouses, beneficiaries, successors and permitted assigns. Neither party to this Agreement may assign such party's rights or obligations hereunder without the prior written consent of the other party.

8. Complete Assignment. This Agreement constitutes the complete understanding between the parties with respect to the subject manner hereof. This agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior or contemporaneous agreements, negotiations, representations or discussions with respect to such subject matter. This Agreement may not be amended or modified except by a written instrument executed by the parties hereto.


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9.    Governing Law. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the state of New York. In the event of any legal or equitable action arising under this Agreement, the parties hereto hereby agrees that the courts of the State of New York shall have sole and exclusive jurisdiction and venue over any such action and each party hereby consents to such jurisdiction.

10. Further Action. Each Party to this Agreement shall take such further action to execute, file, publish and deliver such additional certificates, instruments, agreements and other documents as the other party may from time to time, reasonably request in order to effectuate the transfer contemplated herein, or otherwise to accomplish the purposes of this Agreement.


11. Waiver. No waiver of any breach of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition of a like or different nature.

12. Severability. If any provision of this Agreement shall be held invalid or unenforceable, such validity or unenforceability shall not, if possible, affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall, if possible, be construed and enforced in all respects are if such invalid or unenforceable provision had not been contained herein.

13. Draftsmanship. The fact that one of the parties may have drafted or structured any provision hereof shall not be considered in construing the particular provision either in favor of, or against, such party.

14. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which shall only constitute one instrument. Facsimile signatures are acceptable.

      IN WITNESS WHEREOF, each of the parties having agreed to the above mentioned terms and conditions have hereunder set their hands and seal as of this 8th day of March, 2005.


                                          BLUE MARBLE INVESTMENTS LTD.

                                          By: /S/ Hugh O'Neil
                                          -----------------------------
                                          Name:  Hugh O'Neil


                                            AB WATLEY GROUP INC.


                                          By: /s/ Robert Malin
                                          -----------------------------
                                          Name: Robert Malin, President


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